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                                                                   EXHIBIT 3.141

                               CODE OF REGULATIONS

                                       OF

                         ZEBRA BROADCASTING CORPORATION


                                   Article I

                              SHAREHOLDERS MEETINGS

         1. Annual Meeting. The annual meeting of Shareholders shall be held at Cleveland, Ohio at 10:00 a.m. on the third Tuesday in each year for the election of Directors and the consideration of reports to be laid before such meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

         2. Special Meetings. Special meetings of Shareholders may be called by the President or a Vice President, or by the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or by the person or persons who hold not less than twenty-five percent (25%) of all shares outstanding and entitled to be voted on any proposal to be submitted at said meeting.

         Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of Shareholders, such officer shall forthwith cause to be given, to the Shareholders entitled thereto, notice of a meeting to be held not less than fourteen (14) nor more than sixty (60) days after the receipt of such request, as such officer shall fix. If such notice is not given within twenty (20) days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of meeting and give, or cause to be given, notice in the manner hereinafter provided.

         3. Place of Meeting. Any meeting of Shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

         4. Notice of Meetings. Not more than sixty (60) days nor less than fourteen (14) days before the date fixed for a meeting of Shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each Shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the Shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.


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         5. Shareholders Entitled to Notice and to Vote. If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of Shareholders who are entitled to notice of, or who are entitled to vote at a meeting of Shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

         6. Inspections of Election; List of Shareholders. Inspectors of Election may be appointed to act at any meeting of Shareholders in accordance with statute.

         At any meeting of Shareholders, an alphabetically arranged list, or classified lists, of the Shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any Shareholder.

         7. Quorum. To constitute a quorum at any meeting of Shareholders, there shall be present in person or by proxy Shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

         The Shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time.

         8. Voting. In all cases, except where otherwise required by statute or the Articles of Incorporation of the Corporation (the "Articles") or the Code of Regulations of the Corporation (the "Regulations"), a majority of the votes cast shall control.

         9. Reports to Shareholders. At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the Shareholders a financial statement as required by statute.

         10. Action Without A Meeting. Any action which may be authorized or taken at a meeting of the Shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the Shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   Article II

                                    DIRECTORS

         1. Election, Number and Term of Officer. Directors shall be elected at the annual meeting of Shareholders, or if not so elected, at a special meeting of Shareholders called for that purpose, and each Director shall hold office until the date fixed by these Regulations for the next succeeding annual meeting of Shareholders and until his successor is elected, or until his earlier resignation, removal from office, or death. At any meeting of Shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.



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         The number of Directors shall be established at a meeting of
Shareholders called for the purpose of electing Directors, and at which a quorum is present, by affirmative vote of Shareholders holding a majority of the shares represented at such meeting and entitled to vote in an election of Directors. Only if the number of Shareholders is less than three (3) may the number of Directors be less than three (3), in which case the number of Directors may be the same as, but not less than, the number of Shareholders. Subject to the preceding sentence, in the event the Shareholders at such meeting shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number fixed.

         2. Meetings. Regular meetings of the Directors shall be held immediately after the annual meeting of Shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

         Special meetings of the Directors may be called by the President or by a Vice President or by the Secretary of the Corporation, or by not less than one-third (1/3) of the Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least twenty-four
(24) hours, or mailed, telegraphed or cabled to each Director at least forty-eight (48) hours, prior to the time of the meeting.

         3. Quorum. A majority of the number of Directors then in office shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

         4. Action Without A Meeting. Any action which may be authorized or taken at meeting of the Directors may be authorized or taken without a meeting in a writing or writings signed by all the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

         5. Committees. The Directors may from time to time create an executive committee or any other committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than two (2) Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

         Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this Section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.


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                                  Article III

                                    OFFICERS

         1. Officers. The Corporation shall have a President, a Secretary, and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

         2. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such officer.

         3. Payments to Officers Disallowed by Internal Revenue Service. Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                   Article IV

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                         EMPLOYEES AND AGENTS, INSURANCE

         1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent not expressly prohibited under the laws of the State of Ohio.

         2. Any indemnification under Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances under applicable law. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the Shareholders.

         3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or



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on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.

         4. The indemnification Provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles, any agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         5. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                   Article V

                                  MISCELLANEOUS

         1. Transfer and Registration of Certificates. The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

         2. Substituted Certificates. Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors to the Executive Committee or to the President or a Vice President and the Secretary, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

         3. Voting Upon Shares Held By The Corporation. Unless otherwise ordered by the Directors, the President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

         4. Articles to Govern. In case any provisions of these Regulations shall be inconsistent with the Articles, the Articles shall govern.

         5. Amendments. These Regulations may be amended by the affirmative vote or the written consent of the Shareholders of record entitled to exercise by a majority of the voting power on such proposal, provided, however, that if an amendment is adopted by written consent



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without a meeting of the Shareholders, the Secretary shall mail a copy of such amendment to each Shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.



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